Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 for United States Gasoline Fund, LP (333-178823). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Reed Smith LLP

REED SMITH LLP

April 1, 2013